Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated December 2, 2005 relating to the financial statements which appears in pSivida Limited’s Form 6-K filed December 22, 2005. We also consent to the references to us under the headings “Experts” in such Registration Statement.
/s/  PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
September 22, 2006